McGLADREY & PULLEN, LLP
                         -----------------------
               Certified Public Accountants and Consultants



To the Board of Directors
GFS Bancorp, Inc.
Grinnell, Iowa  50112


We consent to the incorporation by reference in the March 28, 1997 Registration Statement on Form S-8 of GFS Bancorp, Inc. pertaining to the GFS Bancorp, Inc. 1997 Stock Option Plan, of our report dated July 24, 1996, which appears on page 19 of the annual report on Form 10-KSB of GFS Bancorp, Inc. and subsidiaries for the year ended June 30, 1996.




                                           /s/ McGladrey & Pullen, LLP
                                           ---------------------------
                                           McGladrey & Pullen, LLP


Des Moines, Iowa
March 27, 1997